For Immediate Release
          Contact:
Elaine Grimsell Dodge
Neurogen Corp.
203-315-4615
edodge@nrgn.com

NEUROGEN ANNOUNCES APPOINTMENT OF

DR. JOHN L. LAMATTINA TO BOARD OF DIRECTORS

Branford, CT, February 15, 2008—Neurogen Corporation (Nasdaq: NRGN) announced today that Dr. John LaMattina, former head of global research and development at Pfizer Inc has been appointed to the Company’s Board of Directors.

Dr. Craig Saxton, Chairman of the Board, said “We are extremely pleased to welcome John to our Board. Having worked with John at Pfizer, I am very excited that we were able to attract someone with his depth of knowledge and perspective.  His many years of pharmaceutical experience at the highest level enable him to make important contributions to the Board.”

Stephen R. Davis, President and CEO said, “I look forward to working with John as we advance our programs into later stages of clinical development and commercialization. John’s extensive pharmaceutical experience and insights will be invaluable as we consider strategic options for each of these programs.”

After a distinguished 30-year career with Pfizer, Dr. LaMattina retired as Senior Vice President, Pfizer Inc and President, Pfizer Global Research and Development in December 2007.  In that role, he oversaw the drug discovery and development efforts of over 12,000 employees in the United States, Europe and Asia.

Dr. LaMattina graduated cum laude from Boston College with a B.S. in chemistry, received a Ph.D. from the University of New Hampshire in organic chemistry, and then was a National Institutes of Health Postdoctoral Fellow at Princeton University. Dr. LaMattina is the author of numerous scientific publications and U.S. patents and serves on the Board of Trustees of Boston College and the Board of Trustees of Worcester Polytechnic Institute.

About Neurogen
Neurogen Corporation focuses its small molecule drug discovery efforts on specialist care indications with great unmet medical need. The Company’s current clinical portfolio includes programs in insomnia, Parkinson’s disease, Restless Legs Syndrome (RLS), pain, anxiety, and schizophrenia. Neurogen conducts its research and development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise.

Neurogen Safe Harbor Statement
The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws, which involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Such forward-looking statements relate toactivities, events or developments that Neurogen believes, expects or anticipates will occur in the future and include, but are not limited to, earnings estimates, statements that are not historical facts relating to Neurogen’s future financial performance, its growth and business expansion, its financing plans, thetiming and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. These statements are based on certain assumptions made by Neurogen based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Actual results may differ materially from those expressed or implied by such  forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of Neurogen's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry.  Although Neurogen believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  For such statements, Neurogen claims the protection of applicable laws.  Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies.  Forward-looking statements represent the judgment of Neurogen’s management as of the date of this release and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

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